As filed with the Securities and Exchange Commission on January 30, 2023

Registration No. 333-266086

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Molekule Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	45-3213164
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10455 Riverside Drive

Palm Beach Gardens, FL 33410
(833) 652-5326
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason DiBona

c/o Molekule Group, Inc.
10455 Riverside Drive

Palm Beach Gardens, FL 33410
(833) 652-5326
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Valerie Ford Jacob, Esq.
Michael A. Levitt, Esq.
Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
New York, New York 10022
(212) 277-4000

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment No. 1”) to the registration statement on Form S-1 (File No. 333-266086) filed on July 11, 2022 and amended by Pre-Effective Amendment No. 1 filed on July 20, 2022 and declared effective by the Securities and Exchange Commission (the “SEC”) on July 21, 2022 (the “Registration Statement”) is being filed to deregister any and all securities that remain unsold thereunder.

Such Registration Statement registered the offer and sale of up to an aggregate of 3,000,000 shares of common stock, par value $0.01 per share, of Molekule Group, Inc. (f/k/a AeroClean Technologies, Inc.) (the “Company”) by the selling stockholder identified in such Registration Statement.

The Company, by filing this Post-Effective Amendment No. 1, hereby terminates the Registration Statement and removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof. This filing is made in accordance with an undertaking      made by the Registrant in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida, on January 30, 2023.

Molekule Group, Inc.

By:	/s/ Jason DiBona
Name: Jason DiBona
Title: Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 under the Securities Act of 1933.